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                                                                     EXHIBIT 3.6

                             GMAC-RFC HOLDING CORP.

                             A Michigan Corporation

                                     BY-LAWS

                                    ARTICLE I

                                  CAPITAL STOCK

1. SUBSCRIPTION. Subscription to the Capital Stock must be paid to the Treasurer at such time or times, and in such installments, as the Board of Directors may by resolution require.

2. CERTIFICATES. The certificates for shares of the Capital Stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. The certificates of Stock shall be numbered and registered in the order they are issued, and shall be signed by the President or any Executive Vice President or Vice President and by the Treasurer or an Assistant Treasurer and the seal of the Corporation shall be affixed thereto. The certificates shall be bound in a book, and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, the number of shares, and the date of issue. All

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     certificates exchanged or returned to the Corporation shall be marked
     "canceled," with the date of cancellation by the Secretary, and shall be immediately pasted in the certificate book opposite the memorandum of their issue.

3. ISSUE, TRANSFER AND REGISTRATION. Transfers of shares shall only be made upon the books of the Corporation by the holder in person or by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates of such shares. The Board of Directors, however, may make proper provision from time to time for the issue of new certificates in place of lost, mutilated or destroyed certificates. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the Capital Stock of the Corporation, and may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of a transfer agent and of a registrar.

4. RECORD DATE. The Board of Directors, in order to determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to

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     receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

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                                   ARTICLE II

                                  STOCKHOLDERS

6. ANNUAL MEETING. The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such time and place during normal business hours as established each year by the Chairman of the Corporation and set forth in a notice of such meeting complying with Section 8 of this Article.

7. SPECIAL MEETING. Special meetings of the Stockholders for any purpose may be called at any time by the Board of Directors or the Chairman of the Board of Directors and shall be called by the Secretary at the request in writing of the Stockholders representing thirty percent (30%) of the voting stock of the Corporation.

8. NOTICE. Written notice of each meeting of Stockholders, stating the time, place and purpose thereof, shall be signed by the Secretary and sent not less than ten days, unless otherwise specified by resolution of the Board of Directors, before the date of such meeting to each Stockholder entitled to vote thereat unless notice is waived by the Stockholder.

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9.   LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the
     Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder.

10. QUORUM. The presence at any meeting, in person or by proxy, of the holders of record of one-half of the shares then issued, outstanding and entitled to vote shall constitute a quorum for the transaction of business. Any matter coming before the meeting shall be considered approved if a majority of Stockholders voting on the matter, in person or by proxy, shall vote in favor of the matter under consideration unless a higher number of affirmative votes is required by law.

11. ORGANIZATION. The Chairman of the Board of Directors, the President or an Executive Vice President or in their absence a Vice President, shall preside at meetings of the Stockholders. The Secretary of the Corporation shall act as Secretary, but in his absence the presiding officer may appoint a Secretary.

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12.  VOTING. At any meeting of Stockholders, each Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney in fact.

13. ACTION TAKEN WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a written consent to dispense with the meeting is signed by at least one-third of the Stockholders. In such a case, each Stockholder shall be entitled to vote on all matters before the Stockholders at that time. Any matter considered in this manner shall be approved if a majority of Stockholders voting on the matter shall vote in favor of the matter under consideration unless a higher number of affirmative votes is required by law.

                                  ARTICLE III

                               BOARD OF DIRECTORS

14. RESPONSIBILITY AND NUMBER. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors shall be determined from time to time by resolution of the Board of Directors but shall not be less than two (2) directors.

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15.  TERM. Each Director shall hold office until the next annual election of
     Directors and until his successor is elected and qualified or until his earlier resignation or removal.

16. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Each Director elected pursuant to this By-law shall hold office until the next election of Directors and until his successor is elected and qualified or until his earlier resignation or removal.

17. RESIGNATION AND REMOVAL. A Director may resign at any time by giving written notice to the Chairman of the Board of Directors or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. Any Director may be removed at any time with or without cause by a majority vote of the Board of Directors.

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18.  REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

19. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or the President and shall be called by the Secretary at the request in writing of one-third of the Directors then in office.

20. PLACE OF MEETINGS. The Directors may hold their meetings and have an office or offices outside of the State of Michigan.

21. NOTICE OF MEETINGS. Written notice of the time and place of any meeting of the Board of Directors shall be personally delivered to each Director, or in the alternative, sent by mail to the last known home or business address of the director to be notified. Notice to be given by mail shall be deemed given at the time of mailing.

22. WAIVER OF NOTICE. Notice of any meeting may be waived prior to such meeting; notice shall be deemed waived by attendance at such meeting; and, notice of any meeting may be waived subsequent to such meeting.

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23.  QUORUM. One-half of the total number of Directors then in office, but at least one (1) shall constitute a quorum. In the event of lack of a quorum, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained.

24. TELEPHONE CONFERENCE. A member of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means constitutes presence in person at the meeting.

25. WRITTEN CANVASS. Any proposed action by or on behalf of the Corporation not authorized at a meeting of the Board of Directors may be taken without a meeting if, before or after the action, all members of the Board consent in writing.

26. ORGANIZATION. The Board of Directors may elect its own Chairman and may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Michigan, the Articles of Incorporation or these By-laws. The Chairman of the Board of Directors or in his absence the

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     President or in their absence a member of the Board selected by the members present shall preside at meetings of the Board. The Secretary of the Corporation shall act as Secretary, but in his absence the presiding officer may appoint a Secretary.

27. RELIANCE ON RECORDS. Each Director, officer or member of any committee designated by the Board of Directors in the manner hereinafter provided shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

28. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES; INSURANCE. The Corporation shall indemnify and advance expenses to every Director, officer and employee (and such person's heirs, executors and administrators) in the manner and to the full extent permitted by law, as amended from time to time, against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by

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     reason of the fact that such person is or was a Director, officer or employee of the Corporation or it is or was serving at the request of the Corporation as a Director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, enterprise or organization.

     The rights of indemnification provided in this Article 28 shall not be exclusive of any rights to which any such Director, officer or employee may otherwise be entitled by contract. Nor shall the indemnification provided herein be deemed to limit the right of the Corporation to indemnify any other person to the full extent permitted by law.

     The Board of Directors may, to the full extent permitted by law, as amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of Directors, officers and employees under the provisions of this Article 28 and (ii) to indemnify Directors, officers and employees in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article 28.

                                   ARTICLE IV

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                                   COMMITTEES

29. DESIGNATION OF COMMITTEES. The Board of Directors may, if approved by the affirmative vote of a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided by the Board of Directors, shall have and may exercise the powers of the board of Directors in the management of the business and affairs of the Corporation. Committees designated pursuant to this provision shall be the standing committees of the Corporation's Board of Directors until such time as any such committee is dissolved by resolution of the Board of Directors. All actions of standing committees shall be reported to the Board of Directors and shall be subject to revision or alteration by the Board of Directors, excepting insofar as the rights of third-parties have in the meantime intervened.

30. ELECTION. The members of each standing committee shall be elected by the Board of Directors, as above provided at its first meeting after each annual meeting of Stockholders.

31. VACANCIES. Vacancies in each standing committee shall be filled by the Board of Directors.

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32.  PROCEDURE - QUORUM. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules. The quorum of each such committee shall consist of such number of members as shall be determined from time to time by resolution of the Board of Directors. The majority vote as a quorum shall be required for the transaction of business. Each committee shall keep minutes of its meetings.

                                    ARTICLE V

                                    OFFICERS

33. DESIGNATION. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors.

34. DUTIES. The duties, functions and authorities of officers shall be those normally pertinent to their respective offices.

35. ELECTION AND TERM. At its first meeting after each annual meeting of Stockholders, the Board of Directors shall elect the officers. Each officer shall hold office until his successors

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     elected and qualified or until his earlier resignation or removal.

36. SUBORDINATE OFFICERS AND AGENTS. The Board of Directors and, in the fields of their jurisdiction, any committee thereof, may from time to time appoint such subordinate officers as they may deem necessary, who shall hold office for such period, have such authority and perform such duties as the Board of Directors, and any committee thereof, may prescribe. The Board of Directors, and any committee thereof, may likewise from time to time authorize any officer to appoint agents and to prescribe their powers and duties.

37. RESIGNATION. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

38. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected or appointed by the Board of Directors may be removed at any time by

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     the affirmative vote of a majority of the whole Board. Any other officers, agents or employees of the Corporation may be removed at any time by a vote of the Board of Directors or by any committee or superior officer appointing them.

39. VACANCIES. A vacancy in any office shall be filled for the unexpired portion of the term in the manner provided for election or appointment to such office.

                                   ARTICLE VI

                                  MISCELLANEOUS

40. OFFICES. The registered office of the Corporation shall be located at 615 Griswold Street, Detroit, Michigan, and the name of the registered agent in charge thereof shall be The Corporation Company. The Corporation may also have other offices without as well as within the State of Michigan.

41. SEAL. The corporate seal shall have inscribed upon it the name of the Corporation, the state of incorporation, the year of its organization and the words "Corporate Seal". The seal shall be in the charge of the Secretary. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

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42.  FISCAL YEAR. The fiscal year of the Corporation shall begin on January 1st and terminate on the last day of December in each year.

43. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person in behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of Stockholders of any corporation in which the Corporation may hold stock.

44. INSPECTION OF BOOKS AND RECORDS. The books and accounts and records of the corporation shall be open to inspection by any member of the Board of Directors at all times.

45. AMENDMENT OF BY-LAWS. The Board of Directors shall have power to adopt, amend or repeal the By-laws. The Stockholders shall also have power to adopt, amend or repeal the By-laws at any annual or special meeting.

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